For SEC Filing Purposes:
                                             Filed under Rule 424(b)(2)
                                             Registration No. 333-36888

              Pricing Supplement No. 2 Dated January 30, 2001

                    To Prospectus Dated May 19, 2000 and
                  Prospectus Supplement Dated May 23, 2000

                                $300,000,000

                                ASHLAND INC.

                        MEDIUM-TERM NOTES, SERIES J

                  Due 9 Months or More from Date of Issue

                                 (Fixed Rate)

                       Principal Amount: $50,000,000

           (Total Principal Amount Issued to Date: $300,000,000)

   Original Issue Date:                              February 2, 2001

   Maturity Date:                                    August 15, 2005

   Interest Rate:                                    7.83%

   Record Date:                                      February 1 and August 1

   Interest Payment Date:                            February 15 and August 15

   Issue Price:                                      104.1560

  Redemption:

  Check box opposite applicable paragraph.

  |X| The Notes cannot be redeemed prior to maturity.

  |_|      The Notes may be redeemed prior to maturity.

  Commission to be paid to agent:                               $225,000

  Agent's Commitment:

   Name                                                         Principal Amount
  ------                                                        ----------------
  Banc of America Securities LLC                                $50,000,000